Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Mondee Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering
Fees to be Paid	Equity	Shares of Class A common stock, par value $0.0001 per share (2)	Other	12,075,000	$11.50	$138,862,500 (5)	$0.0000927	$12,872.55
Fees to be Paid	Equity	Warrants to purchase shares of Class A common stock, par value $0.0001 per share (3)	Other	337,500	$11.50	$3,881,250	$0.0000927	$359.79
Secondary Offering
Fees to be Paid	Equity	Shares of Class A common stock, par value $0.0001 per share(4)	Other	81,344,100	$9.87	$802,866,267.00 (5)	$0.0000927	$74,425. 70
Fees to be Paid	Equity	Shares of Class A common stock, par value $0.0001 per share	Other	337,500	—	—	—	—
Fees to be Paid	Equity	Warrants to purchase shares of Class A common stock, par value $0.0001 per share	Other	337,500	—(6)	—(6)	—	—(6)

		Total Offering Amounts				$945,610,017.00		$87,658.05
		Total Fees Previously Paid						$ —
		Total Fee Offsets						$ —
		Net Fee Due						$87,658.05

(1)

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock of Mondee Holdings, Inc. (“New Mondee”) that become issuable as a result of any stock dividend, stock split or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of New Mondee Class A common stock, as applicable.

(2)

Consists of up to 12,075,000 shares of Class A common stock, par value $0.0001 per share (“New Mondee Common Stock”) of New Mondee issuable upon the exercise of 12,075,000 warrants (the “public placement warrants”) originally issued in the initial public offering of ITHAX Acquisition Corp. (“ITHAX”), by holders thereof, at an exercise price of $11.50 per share. In connection with the closing (the “Closing”) of ITHAX’s business combination with Mondee Holdings II, Inc. (“Mondee”), each ITHAX Class A ordinary share, par value $0.001 was reclassified as a share of New Mondee Common Stock.

(3)

Consists of up to 337,500 shares of New Mondee Common Stock that may be issued upon the exercise of 337,500 warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering of ITHAX, by holders thereof, at an exercise price of $11.50 per share.

(4)

Consists of up to 107,662,500 shares of New Mondee Common Stock registered for resale by the selling securityholders named in the prospectus included in this Registration Statement, comprising of (a) (i) 24,150,000 Class A ordinary shares issued in ITHAX’s initial public offering; (ii) 375,000 Class A ordinary shares that may be issued upon exercise of the private placement warrants; (iii) 7,000,000 shares of Class A ordinary shares that certain of the selling securityholders have committed to purchase immediately prior to the Closing; and (b) in connection with the Business Combination, (i) 9,000,000 shares of New Mondee Common Stock issuable in connection with an earn-out agreement between ITHAX and certain signatories thereto; (ii) 7,000,000 shares of New Mondee Common Stock that certain of the selling securityholders purchased  immediately prior to the Closing; (iii) 6,037,500 shares of New Mondee Common Stock issuable upon the conversion of 6,037,500 Class B ordinary shares, par value $0.001 per share, of ITHAX; and (iii) 60,800,000 shares of New Mondee Common Stock issued to Mondee Holdings, LLC.

(5)

Pursuant to Rule 457(c) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of ITHAX’s Class A ordinary shares on the Nasdaq Global Select Market on July 14, 2022, which was $9.87.

(6)

Represents resale of the 337,500 private placement warrants. Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the private placement warrants and the entire fee is allocated to the underlying New Mondee Common Stock.